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                                                                   EXHIBIT 10.39

                        COVAD COMMUNICATIONS GROUP, INC.

                            EXECUTIVE SEVERANCE PLAN

                                       AND

                            SUMMARY PLAN DESCRIPTION

                         Effective Date: August 1, 2003

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                        COVAD COMMUNICATIONS GROUP, INC.
                            EXECUTIVE SEVERANCE PLAN
                                       AND
                            SUMMARY PLAN DESCRIPTION

SECTION 1. INTRODUCTION. The Covad Communications Group, Inc. Executive Severance Plan (the "Plan") is primarily designed to provide those eligible employees of Covad Communications Group, Inc. (the "Company") and its subsidiaries whose employment is terminated for reasons delineated in the Plan with financial assistance while they are seeking new employment opportunities. The Plan is also intended to satisfy, where applicable, the obligations of the Company under the Federal Worker Adjustment and Retraining Notification ("WARN") Act. The Plan is effective for eligible employees who are notified between August 1, 2003 and December 31, 2004 that their employment will be terminated.

This Plan is designed to be an "employee welfare benefit plan," as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan is governed by ERISA and, to the extent applicable, the laws of the State of California. This document constitutes both the official plan document and the required summary plan description under ERISA.

Only those employees who are notified in writing of their participation in the Plan shall be eligible for Severance Benefits under the Plan.

SECTION 2. DEFINITIONS.

         "1934 ACT": The Securities Exchange Act of 1934, as amended.

         "BENEFICIAL OWNER": As defined in Rule 13d-3 of the SEC under the 1934 Act.

         "CHANGE OF CONTROL" shall include any of the following:

                  1. Any person (as such term is used in Rule 13d-5 of the SEC under the 1934 Act) or group (as such term is defined in Section 13(d) of the 1934 Act), other than a Subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a Subsidiary of the Company, becomes the Beneficial Owner of 50% or more of the common stock of Group or of Voting Securities representing 50% or more of the combined voting power of all Voting Securities of the Company;

                  2. Incumbent Directors cease for any reason to constitute at least 50% of the members of the Board of Directors of the Company ("Board"), for which purpose "Incumbent Director" means (a) any individual serving on the date hereof as a member of the Board, and (b) any subsequently-appointed or elected member of the Board whose election, or nomination for election by the stockholders was approved by a vote or written consent of at least a majority of the directors who are then Incumbent Directors unless the initial assumption of office of such subsequently-elected or appointed director is in connection with an Imminent Change of Control Date;

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                  3.       Approval by the stockholders of the Company of any of
the following:

                  (A) a merger, reorganization or consolidation ("Merger") with respect to which the individuals and entities who were the respective Beneficial Owners of the stock and Voting Securities of the Company immediately before such Merger do not, after such Merger, beneficially own, directly or indirectly, more than 50% of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportion as their ownership immediately before such Merger, or

                  (B) the sale or other disposition of all or substantially all of the assets of the Company.

         "CHANGE IN POSITION OR JOB DUTIES": Any of the following constitutes a change in a position or job duties:

                  (1) Your position (including offices, titles, reporting requirements and responsibilities), authority and duties are not commensurate in all material respects with the principal position, authority and duties held by, exercised by and assigned to you at any time during the 90-day period immediately before the effective date of the Change of Control;

                  (2) You are requested to principally perform your services at a location more than 40 miles from the location you were performing them during the 90-day period immediately before the effective date of the Change of Control;

                  (3) A reduction of ten percent (10%) or more in the level of your base salary, bonus, stock options or employee benefits (in the aggregate), other than a reduction implemented with your consent or a reduction that is equivalent to a reduction in base salaries, bonus opportunities, stock options and/or employee benefits (in the aggregate), as applicable, imposed on peer executives of the Company (if you are an employee of Company) or a Subsidiary (if you are an employee of a Subsidiary); or

                  (4) There is any material change in welfare and fringe benefits you received in the year prior to the effective date of the Change of Control.

         "CODE": The Internal Revenue Code of 1986, as amended.

         "IMMINENT CHANGE OF CONTROL DATE": Any date on which occurs (a) a presentation to the Board or to Group's stockholders generally of a proposal or offer for a Change of Control, or (b) the public announcement (whether by advertisement, press release, press interview, public statement, SEC filing or otherwise) of a proposal or offer for a Change of Control, or (c) the lapse of a one-year period following a prior Imminent Change of Control Date if the proposal or offer triggering such prior Imminent Change of Control Date remains effective and unrevoked on such date.

                                       3

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         "INVOLUNTARY TERMINATION": Any purported termination of your employment by Group or a Subsidiary other than as expressly excluded under this definition. Involuntary termination does not include termination of employment due to:

                  (1) "Disability" defined as any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders you unable to perform the essential functions of your job with or without reasonable accommodation.

                  (2)      Death;

                  (3) "Cause" defined as any of the following: (i) conviction of any felony which includes as an element of the crime a premeditated intention to commit the act, (ii) serious misconduct involving dishonesty in the course of employment, or (iii) habitual neglect of your duties (other than on account of disability) which habitual neglect materially adversely affects your performance of your duties and continues for 30 days following your receipt of notice from the Board of Directors of the Company (if you are an employee of the Company), or the Board of Directors of a Subsidiary (if you are an employee of a Subsidiary), which specifically identifies the nature of the habitual neglect and the duties that are materially adversely affected and states that, if not cured, such habitual neglect constitutes grounds for termination; except that Cause shall not mean: (1) bad judgment or negligence other than habitual neglect of duty; (2) any act or omission believed by you in good faith to have been in or not opposed to the interest of Group and its Subsidiaries (without intent to gain, directly or indirectly, a profit to which you were not legally entitled); (3) any act or omission with respect to which a determination could properly have been made by the board of directors of your employer that you met the applicable standard of conduct for indemnification or reimbursement under such employer's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or (4) any act or omission with respect to which notice of termination is given more than 12 months after the earliest date on which any member of the board of directors of your employer, not a party to the act or omission, knew or should have known of such act or omission.

         "SEC": The Securities and Exchange Commission.

         "SUBSIDIARY" OR "SUBSIDIARIES": Any corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and any partnership or limited liability company in which Group or any Subsidiary has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of 50% or more. The determination of Subsidiary status shall be made, in the case of a Change of Control, at the time of the occurrence of the event constituting a Change of Control; and in the case of an event relating to employment status or benefits, at the time such event occurs.

         "UNCORRECTED PERFORMANCE DEFICIENCIES": Means the performance of your duties fails to meet an acceptable level as determined by the CEO thirty (30) days following your receipt of written notice from the CEO which specifically identifies the nature of the performance deficiencies and the acceptable level of performance which he/she expects the executive to achieve.

                                       4

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         "VOTING SECURITIES": Means securities of a corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3. ELIGIBILITY TO PARTICIPATE.

         A. GENERAL RULES. You will generally be eligible to participate and to receive benefits under the Plan if you meet all of the following requirements:

                           1. you are a regular full-time employee of the Company or a Subsidiary in Salary Grades M4J, M5K or M6L;

                           2.       you meet one of the following requirements:

                                    (a)      you are notified during the term of
                                             the Plan (that is, the period
                                             commencing August 1, 2003 and
                                             ending on December 31, 2004) of
                                             your Involuntary Termination for
                                             reasons other than Cause or
                                             Uncorrected Performance
                                             Deficiencies; or

                                    (b)      a "Change of Control" occurs as
                                             defined herein and one of the
                                             following two (2) events happens
                                             within six (6) months of the
                                             effective date of the Change of
                                             Control:

                                             (1)      you experience a "Change
                                                      in Position and Job
                                                      Duties" as defined herein;
                                                      or

                                             (2)      you are notified of your
                                                      Involuntary Termination
                                                      for reasons other than
                                                      Cause;

                           3. you have returned to the Company all company documents created and received by you during your employment (electronic and paper) with the exception only of your personal copies of documents evidencing your hire, termination, compensation, benefits and stock options, and any other documents you have received as a shareholder of Group;

                           4. you have returned to the Company all items of property provided to you for your use during employment with the Company and its Subsidiaries including, but not limited to, computers (laptops or otherwise), software, modems, routers, cell phones, all peripherals, building access/ID cards, keys and passes, credit and calling cards issued to you;

                           5. you execute the General Release of All Claims, a copy of which is attached as Exhibit A, within five (5) days after your termination date if you are under age forty (40), or you execute the General Release of All Claims, a copy of which is attached as Exhibit B, within twenty-one (21) days after your termination date if you are age forty (40) or over; and

                           6.       you are not in one of the excluded
         categories listed below:

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         B. EXCEPTIONS. You will not be eligible for severance benefits under this Plan if:

                           1. you voluntarily terminate employment where there has been no Change in Position or Job Duties, unless such voluntary termination occurs after you receive notice of an involuntary termination for reasons other than Cause or Uncorrected Performance Deficiencies which would otherwise qualify you for benefits and the Plan Administrator determines, in its sole discretion, that your earlier voluntary termination is in the best interests of the Company or a Subsidiary;

                           2. you are a temporary or seasonal employee or work for the Company or a Subsidiary solely as a leased employee, independent contractor, consultant or agent or you are otherwise classified as such by the Company or a Subsidiary (whether or not such classification is upheld upon governmental or judicial review); or

                           3. you are covered by any other severance or separation pay plan or arrangement with the Company or a Subsidiary or by an employment agreement with the Company or a Subsidiary that provides for severance benefits and that is in effect on your termination.

SECTION 4. SEVERANCE BENEFITS.

         A. TIME OF PAYMENT AND FORM OF BENEFIT. If you are eligible for severance benefits under the Plan you will receive these benefits in the form of a single lump sum payment (unless the Plan Administrator determines, in its sole discretion, to pay such benefits in installments; provided, however, that all payments under the Plan will be completed within twenty-four (24) months of your termination date) and are subject to all applicable withholdings. Your benefits will be paid as soon as administratively feasible after the occurrence of the following events:

                           1. (a) you have been notified in writing of an Involuntary Termination for reasons other than Cause or Uncorrected Performance Deficiencies; (b) within 6 months of a Change In Control you have been notified in writing that it is determined that you have experienced a "Change in Position and Job Duties" or an Involuntary Termination for reasons other than Cause under the Plan; and

                           2. the Company or a Subsidiary's receipt of your executed General Release; and

                           3. the expiration of any rescission or revocation period applicable to your executed General Release.

         B. AMOUNT OF SEVERANCE PAY. If you do not sign the General Release, you will receive two (2) weeks of Salary. If you do sign the General Release, the amount of your severance benefit will generally be determined in accordance with the guidelines set forth below, measured as of the effective date of your termination of active employee status:

                           1. Employees who have been notified of an Involuntary Termination because of Uncorrected Performance Deficiencies will receive sixty (60) days of salary;

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                           2. Employees who have been notified of an Involuntary
         Termination for reasons other than Cause or Uncorrected Performance Deficiencies will receive one hundred and eighty (180) days of salary;

                           3. Within 6 months of a Change In Control, employees who have been determined to have experienced a "Change in Position and Job Duties" or an Involuntary Termination for reasons other than Cause will receive one hundred and eighty (180) days of salary.

                           4. SALARY generally means your annual base salary determined as of your termination date and generally does not include, for example, bonuses, overtime compensation, incentive pay, shift premiums or differentials, compensation associated with employee stock options or stock purchase plans, reimbursements, or expense allowances. If you are a commissioned sales personnel, your salary will also include sales commissions for the number of days of Salary you will receive as severance pay as outlined above (such commissions will be determined using the amount of your monthly commission target or, if you are in a ramp-up period as of your termination date, your monthly ramp-up commission target). Sixty (60) days of Salary means the base salary you would earn during the sixty (60) calendar days immediately following your date of termination. One hundred and eighty (180) days of Salary means the base salary you would earn during the One hundred and eighty (180) calendar days immediately following your date of termination. If you are paid on an hourly basis, your base salary shall be computed based on a forty (40) hour work week.

                           5. Notwithstanding any other provision of the Plan to the contrary, your total severance pay under this Plan shall not exceed one (1) time your "annual compensation" earned during the calendar year immediately preceding your termination of employment (calculated on an annualized basis). 'Annual compensation' means the total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, which was paid as consideration for the employee's service during the year, or which would have been so paid at the employee's usual rate of compensation if the employee had worked a full year.

                           6. If your termination is deemed covered by WARN, the benefit payable under this Plan shall be considered to be payments required by that Act. For employees who sign the General Release and are subject to WARN, the benefits payable under this Plan shall not be less than the amount required by WARN plus an additional amount to be determined by the Company or its Subsidiary.

         C. OTHER SEVERANCE AGREEMENTS. The Plan Administrator may, as it deems appropriate and in its sole discretion, authorize severance benefits in an amount different from the guideline amount. Under certain circumstances, the Plan Administrator may, in its sole discretion, waive or modify, with respect to one or more classes of employees, the eligibility requirements for severance benefits or modify the method of calculating their severance benefits.

         D. VACATION PAY. You will also receive a lump sum payment for all your accrued and unused vacation through your termination date in a separate paycheck.

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         E. REEMPLOYMENT. In the event you are re-employed by Group or a
Subsidiary during the period following your termination date that is equal to the number of days of Salary you will receive as severance pay as outlined in subsection 4.B., you will be required to repay to the Company or its Subsidiary a prorated portion of the severance pay received under subsection 4.B.

SECTION 5. COBRA CONTINUATION COVERAGE. Your existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for your eligible dependents) will end on the last day of the month in which your employment terminates. You and your eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). You and your eligible dependents will be provided with a COBRA election form and notice which describe your rights to continuation coverage under COBRA. If you are eligible for severance benefits under the Plan at the time of your termination of employment and elect COBRA continuation coverage, then the Company will pay for COBRA coverage for you and, if applicable, your eligible dependents (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for up to six (6) months - the actual amount received will be equivalent to the days of salary of severance you receive. After such period of Company-paid coverage, you (and, if applicable, your eligible dependents) may continue COBRA coverage at your own expense in accordance with COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA. Therefore, the period during which you must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to you, and all your other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. Any such election is your responsibility, not the Company's or a Subsidiary's.

In addition, the Company or a Subsidiary shall provide, at no cost to you, continued eligibility for you and your eligible dependents in the Company's Employee Assistance Program for up to six (6) months - the actual amount received will be equivalent to the days of salary of severance you receive.

SECTION 6. OTHER EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) terminate as of your termination date (except to the extent that any conversion privilege is available thereunder). This Plan does not affect any vested benefits you may have under stock option, stock purchase, or 401(k) plans of the Company or its Subsidiaries; your rights, if any, under these plans, including any rights you may have to exercise vested option shares, continue as set forth in the documents governing such plans.

SECTION 7. PLAN ADMINISTRATION. As the Plan Administrator, the Company has full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and for benefits under the Plan, the amount of benefits (if any) payable per participant, and to interpret ambiguous terms. The Plan Administrator may delegate any or all of its administrative duties to personnel of the Company or a Subsidiary. Any such delegation will carry with it the full discretionary authority of the Plan Administrator to carry out the delegated duties. The Company, as the Plan Administrator, will indemnify and hold harmless any person to whom it delegates its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct. All determinations by the Plan Administrator or its delegate will be final and conclusive upon all persons.

SECTION 8. BENEFITS. All benefits will be paid from the general assets of the Company. The Company will not establish a trust to fund the benefits which may become due and payable under the Plan. The benefits provided under the Plan are not assignable and may be conditioned upon your compliance with any confidentiality agreement you have entered into with the Company or upon your compliance with any Company policy or program.

SECTION 9. CLAIMS PROCEDURE.

                  A. INITIAL BENEFIT CLAIM PROCEDURE.

                  Benefits under this Plan will be calculated and paid automatically to eligible Participants. If, however, you believe that you were not paid the benefits due and owing to you, you may file a claim with the Administrator. The claim must be in writing and state the basis on which you claim additional benefits. No claim for Plan benefits shall be valid unless it is submitted in writing to the Administrator within sixty (60) days following the receipt or denial of the disputed benefit. Employees who are denied Plan benefits at the termination of their employment and who feel they are entitled to Plan benefits must file a claim for Plan benefits within sixty (60) days following their Termination Date.

If your claim for benefits under the Plan is denied in whole or in part, you will be notified by the Administrator in writing or electronically within ninety
(90) days after the date the claim is delivered to the Administrator. Any electronic notification shall comply with Department of Labor regulations regarding such matters. If the Administrator determines that special circumstances require an extension of time for processing the claim, you will be given written notice of the extension prior to the expiration of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to decide the claim. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.

If a claim for benefits is denied, the Administrator will notify you in writing. The notification will be written in understandable language and will state: (i) the specific reasons for denial of the claim, (ii) specific references to Plan provisions on which the denial is based, (iii) a description (if appropriate) of any additional material or information necessary for you to perfect the claim, and (iv) an explanation of the Plan's review procedure and a statement of your rights to bring a civil action under Section 502(a) of ERISA if your claim for benefits is denied on appeal.

         B. REVIEW OF DENIED CLAIMS.

Within 60 days after a claim has been denied, in whole or in part, you (or your authorized representative) may request a review by submitting to the Administrator a written statement: (a) requesting a review of the denial of the claim; (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and (c) setting forth any issues or comments which you deem relevant to the claim. You may, in addition to written comments, submit documents, records, and other information relating to the claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. A document, record or other information shall be considered "relevant" to the claim if the document, record or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether it was relied upon in making the benefit determination; or (iii) if it demonstrates the Administrator's compliance with administrative processes and safeguards.

The Administrator shall make a decision on review within sixty (60) days after the receipt of your request for review by the Plan, unless the Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to you prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to make its determination on review.

The Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. An adverse benefit determination shall set forth (i) the specific reason(s) for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to your claim for benefits; and (iv) a statement of your rights to bring a civil action under Section 502(a) of ERISA.

SECTION 10. PLAN TERMS. The Plan supersedes any and all prior separation, severance and salary continuation arrangements, programs and plans which were previously offered by the Company or a Subsidiary to the covered employees.

SECTION 11. PLAN AMENDMENT OR TERMINATION. The Company reserves the right to terminate or amend the Plan at any time and in any manner. Any action amending or terminating the Plan shall be in writing and executed by the Chief Financial Officer or the Executive in charge of Human Resources for the Company. The provisions of the Plan are intended to serve as mere guidelines for the payment of severance benefits under certain prescribed circumstances and are not intended to provide any employee with a vested right to severance benefits. Accordingly, any termination or amendment of the Plan may be made effective immediately with respect to any benefits not yet paid, whether or not prior notice of such amendment or termination has been given to affected employees. This Plan terminates by its own terms when all benefits hereunder have been paid.

SECTION 12. TAXES. The Company or a Subsidiary will withhold taxes and all other applicable payroll deductions from any severance payment.

SECTION 13. NO RIGHT TO EMPLOYMENT. No provision of the Plan is intended to provide you or any other employee with any right to continue employment with the Company or a Subsidiary or otherwise affect the right of the Company or any such Subsidiary, which right is hereby expressly reserved, to terminate the employment of any individual at any time for any reason, with or without cause.

SECTION 14. STATEMENT OF ERISA RIGHTS. As a participant in the Covad Communications Group, Inc. Severance Plan (the "Plan"), you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

         A. Examine, without charge, at the Plan Administrator's office and at other specified locations such as worksites, all Plan documents, including all documents filed by the Plan with the U.S. Department of Labor, such as plan descriptions.

         B. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

                  In addition to creating rights for certain employees of the Company and its Subsidiaries under the Plan, ERISA imposes duties upon the people who are responsible for the operation of the employee welfare benefit plan. The people who operate the Plan (called "fiduciaries") have a duty to do so prudently and in the interest of the employees who are covered by the Plan.

                  No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit to which you are entitled under the Plan or from exercising your rights under ERISA.

                  If your claim for a welfare (severance) benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for a severance benefit which is denied or ignored, in whole or in part, you may file suit in a federal or a state court. If it should happen that the Plan fiduciaries misuse the Plan's money (if any) or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful in your lawsuit, the court may order the party you have sued to pay your legal costs, including attorney fees. However, if you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim or suit is frivolous.

         If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

SECTION 15. EXECUTION. To record the amendment and restatement of the Plan as set forth herein, effective as of August 1, 2003, Covad Communications Group, Inc. has caused its duly authorized officer to execute the same this 1st day of August.

                                           COVAD COMMUNICATIONS GROUP, INC.

                                                 By: /s/ Michael Hanley
                                                     --------------------------

                                           Michael Hanley
                                           Senior Vice President, Organizational
                                           Transformation

                           ADDITIONAL PLAN INFORMATION

Name of Plan:                               Covad Communications Group, Inc. Severance Plan
--------------------------------------------------------------------------------------------------------------------
Company Sponsoring Plan:                    Covad Communications Group, Inc.
                                            3420 Central Expressway
                                            Santa Clara, California 95051
--------------------------------------------------------------------------------------------------------------------
Employer Identification Number:             94- 3255161
--------------------------------------------------------------------------------------------------------------------
Plan Number:                                50
--------------------------------------------------------------------------------------------------------------------
Plan Year:                                  The calendar year.
--------------------------------------------------------------------------------------------------------------------
Plan Administrator:                         Covad Communications Group, Inc.
                                            c/o Michael Hanley, Senior Vice President, Organizational Transformation
                                            3420 Central Expressway
                                            Santa Clara, California 95051
                                            Phone: (408) 616-6628
--------------------------------------------------------------------------------------------------------------------
Direct Inquiries to:                        Kristin Ming
                                            (408) 616-6927
--------------------------------------------------------------------------------------------------------------------
Agent for Service of Legal Process:         Plan Administrator
--------------------------------------------------------------------------------------------------------------------
Type of Plan:                               Severance Plan/Employee Welfare Benefit Plan
--------------------------------------------------------------------------------------------------------------------
Plan Costs:                                 The cost of the Plan is paid by Covad Communications Group, Inc. and its subsidiaries

                                    Exhibit A

                          GENERAL RELEASE OF ALL CLAIMS

         In consideration of the payments and benefits_________________[amount of benefit] to be received by me,______________________________ [employee name] under the Covad Communication Group, Inc. Severance Plan on behalf of myself, my heirs, executors, administrators, successors, and assigns, hereby make the following agreements and acknowledgements:

I.       RELEASE AND WAIVER OF ALL CLAIMS

         A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Group, Inc., and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims for unpaid wages, salaries and commissions, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment and workers' compensation insurance benefits.

         B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

         C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

                  I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II. CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

                  I hereby agree and understand that:

         A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

                  - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

                  - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

         B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

         C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

         III. ENTIRE AGREEMENT

                  I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

         IV. NO ADMISSION

                  I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

         V. SEVERABILITY

                  I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

         VI. DISPUTE RESOLUTION

                  I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or in the County where I reside at the time the dispute arises, at my option, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction.

VII. TIME TO CONSIDER AND SIGN GENERAL RELEASE

                  I understand that I may have five (5) days after receipt of this General Release within which I may review and consider, discuss with an attorney of my own choosing and at my own expense, and decide whether or not to sign this General Release.

VIII. EFFECTIVE DATE

                  I understand that this General Release becomes effective immediately upon signing it.

IX. MISCELLANEOUS ACKNOWLEDGEMENTS

         A. I hereby acknowledge that I understand that, but for my signing of this General Release, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand further that, even if I did not sign this General Release, I would still be entitled to:

                           1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

                           2. The opportunity, if I am eligible, to elect to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

         B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ____________________, 2003

Signed this _____ day of ___________, 2003

                                              ________________________________
                                                     Employee's Signature

                                              ________________________________
                                                   Employee's Name (Printed)

         Copies of the signed release or revocation letter should be mailed or faxed to:

                                    Kristin Ming
                                    Benefits Analyst
                                    3420 Central Expressway
                                    Santa Clara, California 95051
                                    Fax: (408) 616-6639

                                    Exhibit B
                          GENERAL RELEASE OF ALL CLAIMS

         In consideration of the payments and benefits_______________[amount of benefit] to be received by me,_________________________________[employee name]
under the Covad Communication Group, Inc. Severance Plan on behalf of myself, my heirs, executors, administrators, successors, and assigns, hereby make the following agreements and acknowledgements:

I. RELEASE AND WAIVER OF ALL CLAIMS

         A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Group, Inc., and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment and workers' compensation insurance.

         B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

         C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

                  I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General

Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II. CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

                  I hereby agree and understand that:

         A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

                  - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

                  - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

         B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

         C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

         III. ENTIRE AGREEMENT

                  I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

         IV. NO ADMISSION

                  I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

         V. SEVERABILITY

                  I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

         VI. DISPUTE RESOLUTION

                  I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or in the County where I reside at the time the dispute arises, at my option, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction.

VII. WAIVER

                  By signing this Agreement, I acknowledge that:

                  a. I have carefully read, and understand, this Agreement;

                  b. I have been given twenty-one (21) days to consider my rights and obligations under this Agreement and to consult with an attorney;

                  c. The Company advised me to consult with an attorney and/or any other advisors of my choice before signing this Agreement;

                  d. I understand that this Agreement is legally binding and by signing it I give up certain rights;

                  e. I have voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;

                  f. I knowingly and voluntarily release Covad, including its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives from any and all claims I may have, known or unknown, in exchange for the payments I have obtained by signing this Agreement, and that these payments are in addition to any payments I would have otherwise received if I did not sign this Agreement;

                  g. The General Release in this Agreement includes a waiver and release of all claims I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.); and

                  h. This Agreement does not waive any rights or claims that may arise after this Agreement is signed and becomes effective, which is eight (8) days after I sign it.

VIII. OPPORTUNITY TO REVOKE AND EFFECTIVE DATE

                  I understand that this General Release will not become effective until expiration of the seventh (7) day after I sign it; provided that I do not revoke it during those seven (7) days, and that for a period of seven
(7) days after I sign this General Release, I may revoke it. I agree and understand that if I decide to revoke this General Release after I sign it, I can do so only by delivering a written notification of my revocation, no later than the seventh day after I sign this General Release, to:

                                    Kristin Ming
                                    Benefits Analyst
                                    3420 Central Expressway
                                    Santa Clara, California 95051
                                    Fax: (408) 616-6639

         IX. MISCELLANEOUS ACKNOWLEDGEMENTS

         A. I hereby acknowledge that I understand that, but for my signing of this General Release and failure to revoke it during seven (7) days thereafter, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand that no payments and benefits will be provided to me until this General Release becomes effective. I understand further that, even if I did not sign this General Release or if I sign and then revoke it within seven (7) days thereafter, I would still be entitled to:

                  1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

                  2. The opportunity, if I am eligible, to elect to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

         B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ____________________, 2003

Signed this _____ day of ___________, 2003

                                               ________________________________
                                                      Employee's Signature

                                               ________________________________
                                                   Employee's Name (Printed)

         Copies of the signed release or revocation letter should be mailed or faxed to:

                                   Kristin Ming
                                   Benefits Analyst
                                   3420 Central Expressway
                                   Santa Clara, California 95051
                                   Fax: (408) 616-6639